EXHIBIT "A"

  NO WARRANT MAY BE EXERCISED PRIOR TO A REGISTRATION STATEMENT COVERING THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS BEING DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, OR AT THE OPTION OF THE COMPANY, PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. UNLESS OTHERWISE PROVIDED HEREIN, THE FILING OF ANY SUCH REGISTRATION STATEMENT SHALL BE AT THE SOLE DISCRETION OF THE COMPANY. THE WARRANTS MAY ONLY BE EXERCISED IN THOSE STATES IN WHICH IT IS LEGALLY PERMISSIBLE TO DO SO. THE WARRANTS MAY NOT BE SEPARATED OR TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

WARRANT NUMBER A-______R & R RANCHING, INC.       NUMBER OF WARRANTS


              Incorporated Under the Laws of the State of Nevada

               "A" Warrant to Purchase Common Stock

         CERTIFICATE FOR WARRANTS TO PURCHASE COMMON STOCK

  This Warrant Certificate Certifies That



  or registered assigns (the "Warrant Holder"), is the registered owner of the above indicated number of Warrants expiring at 11:59 p.m. Mountain Time, ______, 2004 (the "Expiration Date"). One (1) Warrant entitles the Warrant Holder to purchase one share of Common Stock, $0.001 par value (the "Share") from R & R Ranching, Inc., a Nevada corporation (the "Company"), at a purchase price of $2.50 per share of Common Stock (the "Exercise Price"), commencing on the effective date of the Registration Statement or exemption and terminating on the expiration Date (the "Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of Interwest Transfer Company, Inc. (the "Warrant Agent"), subject to the conditions set forth herein and in a Warrant Agreement between the Company and the Warrant Agent, which Warrant Agreement is incorporated herein by this reference. The Exercise Price, the number of Shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events enumerated in the Warrant Agreement to which this Warrant Certificate is attached as Exhibit "A."

  Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of any applicable transfer fee to the Warrant Agent and any tax or governmental charge imposed in connection with such transfer.

  Subject to the Company's option to call the Warrants, as outlined below, the Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No fractional shares may be purchased.

  No Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall expire and become void unless extended by the Company.

   At such time as the closing bid price for the Company's common stock on the OTC Bulletin Board has exceeded the Exercise Price $0.75 per share for 10 consecutive trading days, the Company shall use its best efforts to secure registration of the shares underlying the Warrants as expeditiously as possible, and to maintain such registration effective until the earlier of:
   (i) the expiration of the Exercise Period; (ii) the date of call of the Warrants, as discussed below; or (iii) the twentieth consecutive trading day on which the closing bid price for the Company's common stock has been less than $3.25 per share. No Warrant Share shall be issued unless and until such registration requirements have been satisfied.

   By resolution of its Board of Directors, the Company may call this Warrant at any time during the Exercise Period, by paying to the Warrant Holder one cent ($0.01) per Warrant being called (the "Call Price"). The Company shall give notice of its election to call this Warrant by mailing a copy of such notice, postage prepaid, to the Warrant Holder not less than 30 days prior to the date designated as the date of the call. Such notice shall be addressed to the address of the Warrant Holder appearing on the books of the Company.

   On and after the date of call specified in the notice, the Warrant Holder shall be entitled to receive the Call Price for the number of Warrants being redeemed, upon presentation and surrender of this Warrant at the place designated in the notice.

   From and after the date of call specified in the notice (unless the Company defaults in paying for the Warrants being redeemed), all rights of the Warrant Holder as a Warrant Holder of the Company shall cease with respect to the Warrants being called, except for the right to receive the Call Price, without interest, and this Warrant shall no longer be deemed to be outstanding; provided, however, that such right to receive the Call Price shall itself expire at the end of the Exercise Period.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary, each by a facsimile of his or her signature and has caused a facsimile of its corporate seal to be imprinted hereon.

  Dated:

  R & R RANCHING, INC.


  By____________________________   By _______________________________
     President                   Secretary



                              COUNTERSIGNED AND REGISTERED:
                              _____________________________
                              _____________________________

                              WARRANT AGENT AND REGISTRAR

                         "A" WARRANT EXERCISE FORM


  The undersigned Warrant Holder hereby elects to exercise Warrants to purchase a total of ____________ shares of the Common Stock of R & R Ranching, Inc., a Nevada corporation (the "Company"), in accordance with the Warrant Certificate and Paragraph 5 of the Warrant Agreement of the Company.

  Simultaneous with the surrender of this Warrant Exercise Form, the undersigned hereby tenders to the Warrant Agent the sum of $___________, representing the full Warrant Price for the above-referenced Warrant Shares.



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